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                                                                     EXHIBIT 5.1
                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                 March 21, 2001

D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006

          Re:  D.R. Horton, Inc. Public Offering

Ladies and Gentlemen:

          As counsel for D.R. Horton, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $750,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the "Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the "Guarantees") by direct and indirect subsidiaries of the Company (the "Guarantors"), (ii) shares of its Preferred Stock, par value $.10 per share (the "Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share (the "Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the "Warrants"), which will be issued under one or more warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a financial institution identified therein as warrant agent, (v) depositary shares of the Company, each representing a fraction of a share of a particular series of Preferred Stock (the "Depositary Shares"), which will be issued under one or more deposit agreements (each a "Deposit Agreement"), (vi) stock purchase contracts to purchase shares of Common Stock (the "Stock Purchase Contracts"),
(vii) stock purchase units, each representing ownership of a Stock Purchase Contract and one or more series of Debt Securities, Trust Preferred Securities or debt obligations of third parties (the "Stock Purchase Units"), which will be issued under one or more
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D. R. Horton, Inc.
March 21, 2001
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unit agreements (each a "Unit Agreement") to be entered into between the
Company and a financial institution identified therein, (viii) trust preferred securities (the "Trust Preferred Securities") of DRH Capital Trust I, DRH Capital Trust II, and DRH Capital Trust III (collectively, the "DRH Trusts"), which will be issued pursuant to the applicable trust agreements (each a "Trust Agreement"), subordinated trust debt securities (the "Subordinated Trust Debt Securities") of the Company, which will be issued in connection with such Trust Preferred Securities pursuant to a subordinated trust debt securities indenture (the "Subordinated Trust Debt Securities Indenture") to be entered into between the Company and a financial institution identified therein as indenture trustee, and guarantees of the Trust Preferred Securities by the Company, which will be provided under trust guarantee agreements between the Company and the trustee named therein (each a "Trust Guarantee Agreement") and (ix) units of the securities described above. The foregoing securities are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

          For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1) The Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.2 to the Company's Registration Statement (No. 333-76175) on Form S-3, filed April 13, 1999;

          (2) The Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement by incorporation by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

          (3) The Senior Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(a) to the Company's Registration Statement (No. 333-27521) on Form S-3, filed May 21, 1997;
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D. R. Horton, Inc.
March 21, 2001
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          (4)  The Senior Subordinated Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(b) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997;

          (5) The form of Subordinated Debt Securities Indenture (and form of notes) filed as an exhibit to the Registration Statement by incorporation by reference to Exhibit 4.1(c) to Amendment No. 1 to the Company's Registration Statement (No. 333-27521) on Form S-3, filed June 2, 1997;

          (6) The Specimen of Common Stock Certificate, filed as an exhibit to the Registration Statement by incorporation by reference to
               Exhibit 4.1 to the Company's Registration Statement (No. 33-46554) on Form S-1, filed March 20, 1992;

          (7) The Statement of Eligibility of the Trustee on Form T-1 for Senior Debt Securities, filed as an exhibit to the Company's Registration Statement by incorporation by reference to Exhibit
               25.1 to Amendment No. 1 to the Company's Registration Statement (No. 33-27521) on Form S-3, filed June 2, 1997;

          (8) The Statement of Eligibility of the Trustee in form T-1 for Senior Subordinated Debt Securities, filed as an exhibit to the Company's Registration Statement by incorporation by reference to
               Exhibit 25.1 to the Company's Current Report on Form S-8, filed September 11, 2000; and

          (9) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

          On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate or other entity action required to be taken by the Company and the Guarantors based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities or Subordinated Trust Debt Securities may be issued (each an "Indenture"), the due execution and delivery of each Trust Agreement, the due execution and delivery of each Warrant Agreement, Deposit
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D. R. Horton, Inc.
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Agreement, Stock Purchase Contract and Unit Agreement relating to the applicable
Securities, the due authorization and valid issuance of the Trust Preferred Securities pursuant to each Trust Agreement, and the qualifications and limitations set forth below, we are of the opinion that:

        1. When the Debt Securities and related Guarantees shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities and related Guarantees, the Debt Securities and related Guarantees will be duly authorized and valid and binding obligations of the Company and the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        2. When the Preferred Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

        3. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock (including an offering through other convertible Securities), the Common Stock will be validly issued, fully paid and nonassessable.

        4. When the Depositary Shares shall have been authorized, issued and sold in accordance with the terms of the applicable Deposit Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Depositary Shares, the Depositary Shares will be validly issued, fully paid and nonassessable.

        5. When the Warrants shall have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement,
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D. R. Horton, Inc.
March 21, 2001
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and in a manner contemplated in the Registration Statement, including the
Prospectus Supplement relating to the applicable off ering of such Warrants, the Warrants will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        6. When the Stock Purchase Contracts and Stock Purchase Units shall have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated by the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Stock Purchase Contracts or Stock Purchase Units, the Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

        7. When the Subordinated Trust Debt Securities and the Trust Guarantee Agreements have been duly authorized, executed, and delivered in accordance with the terms of the Subordinated Trust Debt Securities Indenture and the applicable Trust Agreement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Subordinated Trust Debt Securities and Trust Guarantee Agreements, the Subordinated Trust Debt Securities and Trust Guarantee Agreements will be duly authorized and valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

          (a) the Board of Directors or other authorized governing body of the Company, the Guarantors and the DRH Trusts shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to
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D. R. Horton, Inc.
March 21, 2001
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approve the issuance and sale of such Security in conformity with the
Certificates or Articles of Incorporation and bylaws or other constituent instruments of the Company, the Guarantors and the DRH Trusts, each as amended, through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

          (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

          (c) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the SEC describing the Securities offered thereby;

          (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

          (e) with respect to Debt Securities, Guarantees, Trust Preferred Securities, Subordinated Trust Debt Securities and the Trust Guarantee Agreements, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

          (f) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations, Deposit Agreement, Trust Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

          This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.
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D. R. Horton, Inc.
March 21, 2001
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          This opinion may be filed as an exhibit to the Registration Statement.
Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP